Exhibit 23.2

Stephen M. Maggart, CPA, ABV, CFF
J. Mark Allen, CPA
M. Todd Maggart, CPA, ABV, CFF
Michael F. Murphy, CPA
P. Jason Ricciardi, CPA, CGMA
David B. von Dohlen, CPA
T. Keith Wilson, CPA, CITP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 14, 2014, relating to the consolidated financial statements of MidSouth Bank appearing in the Current Report on Form 8-K of Franklin Financial Network, Inc. dated December 16, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee

February 12, 2016

150 FOURTH AVENUE, NORTH ▪ SUITE 2150 ▪ NASHVILLE, TENNESSEE 37219-2431 ▪ (615) 252-6100 ▪ Fax ▪ (615) 252-6105

www.maggartpc.com